UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2011
ALTRA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33209	61-1478870

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Granite Street, Suite 201 Braintree, Massachusetts	02184

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 917-0600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This current report on Form 8-K/A updates information provided on a Form 8-K dated May 4, 2011, relating to disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the Altra Holdings, Inc. (the “Company”) Annual Meeting of Stockholders held on April 28, 2011 (the “2011 Annual Meeting”).
Item 5.07 Submission of Matters to a Vote of Security Holders
As previously reported, at the 2011 Annual Meeting, in a non-binding advisory vote, over a majority of the votes cast voted in favor of one year as the frequency with which the Company should hold future non-binding advisory votes on the compensation of our named executive officers. As a result of the stockholder advisory vote and other factors, the Company will hold future non-binding advisory votes on the compensation of our named executive officers on an annual basis, until the next non-binding advisory vote on the frequency of such votes on executive compensation.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRA HOLDINGS, INC.
/s/ Glenn Deegan
Name:	Glenn Deegan
Title:	Vice President, General Counsel and Secretary

Date: May 5, 2011

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